SECURITY FUNDS
                          SHAREHOLDER SERVICE AGREEMENT

This Shareholder Service Agreement (the "Agreement") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, by each of the Security Funds (or designated classes of such funds) listed in Schedule A to this Agreement (the "Funds"), which Schedule may be amended from time to time by Security Distributors, Inc. ("SDI"). The Funds have adopted one or more distribution plans under Rule 12b-1 (each a "Plan"). This Agreement, being made between SDI, solely as agent for such Funds and the undersigned service provider (the "Service Provider"), defines the services to be provided by the Service Provider for which it is to receive payments pursuant to the Plan adopted by each of the Funds. The Plan and the Agreement have been approved by a majority of the directors of each of the Funds, including a majority of the directors who are not interested persons of such Funds, and who have no direct or indirect financial interest in the operation of the Plan or related agreements (the "Independent Directors"), by votes cast in person at a meeting called for the purpose of voting on the Plan.

1. To the extent that you provide continuing personal shareholder services to customers who may, from time to time, directly or beneficially own shares of the Funds, including but not limited to, answering routine customer inquiries regarding the Funds, assisting customers in changing dividend options, account designations and addresses, and in enrolling into any of several special investment plans offered in connection with the purchase of the Funds' shares, assisting in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions, investing dividends and capital gains distributions automatically in shares, providing sub-administration and/or sub-transfer agency services for the benefit of the Fund and providing such other services as the Funds or the customer may reasonably request, we, solely as agent for the Funds, shall pay you a fee (the "Shareholder Service Fee") periodically or arrange for a Shareholder Service Fee to be paid to you.

2. The Shareholder Service Fee shall be based on the value of shares attributable to customers to whom you are providing the services contemplated herein and as reflected on our books. The Service Fee shall be calculated on the basis and at the rates set forth in the Fund's then current prospectus or SAI. Without prior approval by a majority of the outstanding shares of a Fund, the fees paid to you pursuant to each Plan shall not exceed .25 percent annually of the aggregate net asset value of the shares held by your customers receiving services.

3. The total of the fees calculated for all of the Funds listed on Schedule A for any period with respect to which calculations are made shall be paid to you within 45 days after the close of such period.

4. We reserve the right to withhold payment with respect to the Shares purchased by you and redeemed or repurchased by the Fund or by us as Agent within seven (7) business days after the date of our confirmation of such purchase. We reserve the right at any time to impose minimum fee payment requirements before any periodic payments will be made to you hereunder.

5. You shall furnish us and the Funds with such information as shall reasonably be requested either by the directors of the Funds or by us with respect to the fees paid to you pursuant to this Agreement.

6. We shall furnish the directors of the Funds, for their review on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

7. Neither you nor any of your employees or agents are authorized to make any representation concerning shares of the Funds except those contained in the then current Prospectus or Statement of Additional Information for the Funds, and you shall have no authority to act as agent for the Funds or for SDI.

8. We may enter into other similar Shareholder Service Agreements with any other person without your consent.

9. This Agreement may be amended at any time without your consent by SDI mailing a copy of an amendment to you at the address set forth below. Such amendment shall become effective on the date specified in such amendment unless you elect to terminate this Agreement within thirty (30) days of your receipt of such amendment.

10. This Agreement may be terminated with respect to any Fund at any time without payment of any penalty by the vote of a majority of the directors of such Fund who are Independent Directors or by a vote of a majority of the Fund's outstanding shares, on sixty (60) days' written notice. It will be terminated with respect to any Fund by any act which terminates the Fund's Plan, and in any event, this Agreement shall terminate automatically in the event of its assignment as that term is defined in the 1940 Act.

11. This Agreement shall become effective upon execution and delivery hereof and shall continue in full force and effect as long as the continuance of the Plan and this related Agreement are approved at least annually by a vote of the directors, including a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the address of SDI as shown at the bottom of this Agreement. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

12. You represent that you provide to your customers who own shares of the Funds personal services as defined in paragraph 1 above, and that you will continue to accept payments under this Agreement only so long as you provide such services.

13. This Agreement shall be construed in accordance with the laws of the State of Kansas.

                                                  SECURITY DISTRIBUTORS, INC.

Date:                                             By:
      ------------------------------                  --------------------------

The undersigned agrees to abide by the foregoing terms and conditions.

Date:                                             By:
      ------------------------------                  --------------------------
                                                      Signature

                                                  ------------------------------
                                                      Print Name          Title

                                                  ------------------------------
                                                      Service Provider's Name

                                                  ------------------------------
                                                      Address

                                                  ------------------------------
                                                      City      State        Zip

                                                  ------------------------------
                                                      Telephone

                         Please sign both copies and return one copy of each to:

                         Security Distributors, Inc.
                         Attention:
                         One Security Benefit Place
                         Topeka, Kansas 66636-0001

                                 SCHEDULE "A" TO
                          SHAREHOLDER SERVICE AGREEMENT

                  Fund

Security Equity Fund, Equity Series - Class A, B and C
Security Equity Fund, Global Series - Class A, B and C
Security Equity Fund, Mid Cap Value Series - Class A, B and C Security Equity Fund, Small Cap Growth Series - Class A, B and C Security Equity Fund, Select 25 Series - Class A, B and C Security Equity Fund, Small Cap Value Series - Class A and C Security Equity Fund, Alpha Opportunity Series - Class A, B and C Security Equity Fund, All Cap Value Series - Class A and C Security Equity Fund, All Cap Growth Series - Class A and C

Security Mid Cap Growth Fund - Class A, B and C

Security Large Cap Value Fund - Class A, B and C

Security Income Fund, Diversified Income Series, Class A, B and C
Security Income Fund, High Yield Series, Class A, B and C
Security Income Fund, Capital Preservation Series, Class A, B and C

Schedule "A" was amended on November 21, 2008 in order to add a new series of Security Equity Fund, All Cap Growth Series.